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                                                          EXHIBIT 99(c)



                       STOCK PURCHASE AGREEMENT


                           by and between


                       ERGO SCIENCE CORPORATION

                                 and

                     COURT SQUARE CAPITAL LIMITED



                             dated as of

                            August 1, 2003



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                        STOCK PURCHASE AGREEMENT
                        ------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of August 1, 2003, is by and between Ergo Science Corporation, a Delaware corporation (the "Company"), and Court Square Capital Limited (the "Stockholder"), a stockholder of the Company.

                               RECITALS:

     A. The Stockholder is the owner of 1,335,722 shares of the common stock, $0.01 par value, of the Company (the "Shares").

     B. The Company desires to purchase from the Stockholder and the Stockholder desires to sell to the Company the Shares pursuant to the terms and conditions hereof.

                               AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof, the Stockholder hereby sells, and the Company hereby purchases, the Shares.

     2. PAYMENT OF PURCHASE PRICE. The purchase price shall be $1.81 in cash per Share, or an aggregate of $$2,417,656.82 (such aggregate price being referred to herein as the "Purchase Price"). Concurrently with the execution of this Agreement, the Company shall pay the Purchase Price by means of wire transfer or official bank check payable to the order of the Stockholder.

     3. ACTIONS BY THE STOCKHOLDER. Concurrently herewith Stockholder shall deliver to the Company certificates representing the Shares duly endorsed to the Company or accompanied by stock powers duly executed by the Stockholder, in form and substance reasonably satisfactory to the Company, or shall have arranged for the book-entry delivery of the Shares by causing The Depository Trust Company ("DTC") to transfer the Shares into the account of a financial institution identified by the Company that is a participant in the DTC in accordance with DTC's procedures for such transfer.

     4.  REPRESENTATIONS AND WARRANTIES.

         (a) The Stockholder hereby represents and warrants to the Company that:

              (i) The Stockholder has the capacity to enter into this Agreement and to sell, assign, transfer and deliver to the Company, pursuant to the terms and conditions of this Agreement, the Shares;

              (ii) Except for this Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements (whether voting or otherwise) relating to, the Shares;

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              (iii)  The Shares are owned of record or beneficially by the
     Stockholder, and the Stockholder owns no options or other rights to acquire any capital stock of the Company;

              (iv) The Stockholder owns of record and beneficially all of the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever. Upon purchase of the Shares pursuant to this Agreement, the Company shall receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever;

              (v) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the transactions contemplated hereby will not, (A) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement to which the Stockholder is a party, or (B) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or federal, state or local administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to the Stockholder; and

              (vi) This Agreement is a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

         (b) The Company hereby represents and warrants to the Stockholder that:

              (i) The Company has the capacity to enter into this Agreement and to buy the Shares from the Stockholder pursuant to the terms and conditions of this Agreement, and will not sell, offer to sell or otherwise dispose of any of the Shares in violation of the Securities Act of 1993.

              (ii) This Agreement is a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     5. RESALES. The Company agrees that it will not resell the Shares or any portion thereof to any current member of the board of directors of the Company (the "Board") or any affiliate or relative of any current member of the Board unless pursuant to an offering open ratably to all stockholders of the Company.

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     6.  NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or on the second business day after such notice or communication has been sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

         If to the Company, to:

                Mr. David R. Burt
                President
                790 Turnpike Street
                North Andover, Massachusetts 01845
                Telecopy: (978) 945-5992

         with a copy to:

                Vinson & Elkins L.L.P.
                3700 Trammell Crow Center
                2001 Ross Avenue
                Dallas, Texas 75201
                Attention: Michael D. Wortley, Esquire
                Telecopy: (214) 999-7732

                If to the Stockholder:

                Mr. Tom McWilliams
                Court Square Capital Limited
                399 Park Avenue
                New York, New York 10043

     7. WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time by the written consent of the parties hereto.

     8. NO PRIOR AGREEMENTS. This Agreement (a) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (b) is not intended to confer upon any other person any rights or remedies hereunder.

     9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors and assigns.

     10. EXPENSES. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement. No party has incurred any broker's or finder's fee in connection with this Agreement that the other party will be obligated to pay.

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     11. COUNTERPARTS.   This Agreement and any amendments hereto may be
executed in two or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute the same instrument.

     12. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws doctrine. The parties hereto consent to being subject to the jurisdiction of any federal or state court located in the State of Delaware.

     13. SEVERABILITY. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     15. SURVIVAL. All representations, warranties, covenants and other agreements and assignments of the parties hereto shall survive the closing of the transactions contemplated by this Agreement.

     16. PUBLIC STATEMENT. Each party agrees that it will make no press release or other public statement or announcement of the terms of this Agreement or other matters, past, present, or future, relating to the Company's or the Stockholder's dealings with the Company without the consent of the other party; provided, however, that nothing contained herein shall prohibit any party from disclosing the terms of this Agreement or such other matters if required by law, rule or regulation.

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     IN WITNESS WHEREOF, the parties have executed this Agreement to as of the date set forth above.

                                        STOCKHOLDER:

                                        COURT SQUARE CAPITAL LIMITED


                                        By: /s/ Thomas F. McWilliams
                                        ------------------------------
                                        Name:  Thomas F. McWilliams
                                        Title: Managing Director


                                        COMPANY:

                                        ERGO SCIENCE CORPORATION


                                        By: /s/ David R. Burt
                                        ------------------------------
                                        Name:  David R. Burt
                                        Title: President

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